UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

(Amendment No.     )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [  ]

Check the appropriate box:

[ ]	Preliminary proxy statement

[ ]	Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2))

[ ]	Definitive proxy statement

[X]	Definitive additional materials

[ ]	Soliciting material under Rule 14a-12

THE HARTFORD MUTUAL FUNDS II, INC.

(Name of Registrants as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (check the appropriate box):

[X]	No fee required

[ ]	Fee paid previously with preliminary materials

[ ]	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a–6(i)(1) and 0–11

Shareholder Name Address 1 Address 2 Address 3

Dear Shareholder:

You may have received prior communications related to your investment in The Hartford Growth Opportunities Fund. Please take a moment to respond, as it pertains to an important matter for the Fund, and your input is of utmost importance to us. You will not be asked to provide confidential information, and the call will be brief.

Please contact our proxy vendor, EQ Fund Solutions, by November 30, 2023. Their contact information is listed below. At the time of the call, please reference the Investor ID, also listed below.

EQ Fund Solutions: (877)-896-3199

9:00 a.m. – 10:00 p.m. Eastern Time, Monday through Friday

10:00 a.m. – 5:00 p.m. Eastern Time on Saturday

INVESTOR PROFILE:
Investor ID:	Security ID:
Shares owned:	Household ID:

Thank you for your investment in the Fund, and thank you for your time and consideration.

Sincerely,

James E. Davey

President

Hartford Funds

E1_RN_19309